Exhibit 99

FOR IMMEDIATE RELEASE

RPC, Inc. to Present at EnerCom’s 2014 Oil & Gas Conference® 19

ATLANTA, August 18, 2014 -- RPC Incorporated (NYSE: RES) announced today that it will present at the EnerCom’s 2014 Oil & Gas Conference® 19 in Denver on Tuesday, August 19, 2014 at 3:55 p.m. Eastern Time.

The presentation will provide a corporate overview, highlight the services RPC provides and discuss the most recent published financial results. Management's remarks will be available in real time, as well as archived on RPC’s investor website, www.rpc.net, for a period of 30 days following the presentation.

RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest, Appalachian and Rocky Mountain regions, and in selected international markets. RPC’s investor website can be found at www.rpc.net.

For more information about RPC, Inc. and/ or this presentation, please contact:

Jim Landers

Vice President, Corporate Finance

404-321-2162

jlanders@rpc.net

Sharon Lennon

Manager, Investor Relations

404-321-2172

slennon@rpc.net